Exhibit 99.1

News Release For Immediate Release http://www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Reports First Quarter 2013 Results

Highlights
●	First quarter comparable earnings per diluted share of 58 cents, vs. 63 cents in 2012
●	Cost pressures and lower demand contribute to weak results in metal beverage packaging, Europe segment
●	Expanded specialty beverage can manufacturing footprint in North America and Brazil
●	Aerospace contracted backlog at the end of the quarter exceeds $1 billion
●	Full-year free cash flow still expected to be in the range of $450 million

BROOMFIELD, Colo., April 25, 2013 — Ball Corporation (NYSE:BLL) today reported first quarter net earnings attributable to the corporation of $72.0 million, or 47 cents per diluted share (including after tax charges of $15.9 million, or 11 cents per diluted share for business consolidation costs, discontinued operations and other activities) on sales of $2.0 billion, compared to $88.3 million, or 55 cents per diluted share, on sales of $2.0 billion in the first quarter of 2012. Comparable earnings per diluted share were 58 cents, an 8 percent decrease over 2012 first quarter results of 63 cents.
“We are encouraged by solid performance in the majority of our packaging businesses given lower volume trends for standard metal packaging during the quarter,” said John A. Hayes, chairman, president and chief executive officer. “However, this performance was overshadowed by disappointing results in our European beverage container business.”
Details of comparable segment earnings and business consolidation activities can be found in the notes to the unaudited consolidated financial statements that accompany this news release. Beginning this quarter, the company is reporting its quarterly results on a calendar basis, resulting in two fewer days in the first quarter. Additionally, the European extruded aluminum packaging business results are reflected in the metal food and household products packaging segment. Historical quarterly results for the metal food and household products packaging and metal beverage packaging, Europe, segments reflect this change.

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1

Metal Beverage Packaging, Americas & Asia

Metal beverage packaging, Americas and Asia, comparable segment operating earnings were $104.0 million in the first quarter on sales of $995.2 million, compared to $105.5 million on sales of $1 billion in 2012.
Strong demand for specialty packaging in North America coupled with excellent plant performance and efficiencies helped to offset double-digit 12-ounce volume declines in the quarter. Certain surplus equipment was redeployed to existing North American metal beverage manufacturing plants from the Gainesville, Fla., end manufacturing facility, which will cease operations in the second quarter of 2013. In Brazil, volumes were up strongly year-over-year due to the addition of the Alagoinhas beverage can plant. Also in the quarter, Ball began installing a second production line in the Alagoinhas plant, which will be operational in late 2013. In China, double-digit volume increases partially offset challenging pricing caused by industry supply/demand imbalances.

Metal Beverage Packaging, Europe

Metal beverage packaging, Europe, comparable segment results in the quarter were operating earnings of $30.9 million on sales of $402.9 million, compared to $42.4 million on sales of $414.5 million in 2012.
First quarter comparable operating earnings were negatively affected by low single-digit volume declines, unfavorable mix and higher input costs. Initiatives have commenced to address the operating cost structure for the segment over the balance of the year including the consolidation of the Ratingen, Germany, regional administrative offices into the Bonn, Germany, technical center effective the first half of 2014.

Metal Food & Household Products Packaging

Metal food and household products packaging comparable segment results in the quarter were operating earnings of $34.7 million on sales of $367.2 million, compared to $39.3 million on sales of $378.9 million in 2012.
The recently integrated acquisition of the extruded aluminum manufacturing business in Mexico contributed favorably to results in the quarter; however, mid-single digit volume declines across the segment and higher cost inventory carried into the year by our domestic tinplate operations were partially offset by improved product mix and manufacturing performance. The segment also announced

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 2

the closure of its Elgin, Ill., food and household products packaging facility to better optimize its manufacturing footprint.

Aerospace and Technologies

Aerospace and technologies comparable segment results were operating earnings of $17.9 million on sales of $231.4 million in the quarter, compared to $19.7 million on sales of $201.6 million in 2012.
Segment earnings performance in the quarter reflected timing impacts of program starts in advance of sequestration implementation relative to year-end levels. During the quarter, the Landsat Data Continuity Mission for NASA and the United States Geological Survey was successfully launched. The mission continues a 40-year data record of earth observations from space. Ball Aerospace built the Operational Land Imager instrument for that mission. Excellent program execution and contracted backlog levels exceeding $1 billion are expected to provide ongoing business stability.

Outlook

“Even with first quarter earnings coming in below our expectations, we continue to anticipate full year 2013 free cash flow to be in the range of $450 million,” said Scott C. Morrison, senior vice president and chief financial officer.
“While business fundamentals have not changed and the majority of our operations are on track to improve performance year-over-year, our first quarter results make it unlikely that we can reach our long-term goal of 10 to 15 percent diluted earnings per share growth in 2013,” Hayes said.
Ball Corporation is a supplier of high quality packaging for beverage, food and household products customers, and of aerospace and other technologies and services, primarily for the U.S. government. Ball Corporation and its subsidiaries employ approximately 15,000 people worldwide and reported 2012 sales of more than $8.7 billion. For the latest Ball news and for other company information, please visit http://www.ball.com.

Conference Call Details
Ball Corporation (NYSE: BLL) will hold its regular quarterly conference call on the company’s results and performance on Thursday, April 25, 2013, at 9 a.m. Mountain Time (11 a.m. Eastern). The North American toll-free number for the call is 800-268-2160. International callers should dial 303-223-2680. Please use the following URL for a webcast of the live call:
http://www.media-server.com/m/acs/6d64c2d06298319cb52bd34f53206516
For those unable to listen to the live call, a taped replay will be available at 11 a.m. Mountain Time on April 25, 2013, until 11 a.m. Mountain Time on May 2, 2013. To access the replay, call 800-633-8284 (North American callers) or 402-977-9140 (international callers) and use reservation number 21653175.

Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 3

A written transcript of the call will be posted within 48 hours of the call’s conclusion to Ball’s website at www.ball.com in the investors section under “news and presentations.”

Forward-Looking Statements
This release contains “forward-looking” statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates” and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in product demand and preferences; availability and cost of raw materials; competitive packaging availability, pricing and substitution; changes in climate and weather; crop yields; competitive activity; failure to achieve anticipated productivity improvements or production cost reductions; mandatory deposit or other restrictive packaging laws; changes in major customer or supplier contracts or loss of a major customer or supplier; political instability and sanctions; and changes in foreign exchange rates or tax rates. Factors that might affect our aerospace segment include: funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts. Factors that might affect the company as a whole include those listed plus: accounting changes; changes in senior management; the recent global recession and its effects on liquidity, credit risk, asset values and the economy; successful or unsuccessful acquisitions; regulatory action or laws including tax, environmental, health and workplace safety, including U.S. FDA and other actions affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; governmental investigations; technological developments and innovations; goodwill impairment; antitrust, patent and other litigation; strikes; labor cost changes; rates of return projected and earned on assets of the company’s defined benefit retirement plans; pension changes; uncertainties surrounding the U.S. government budget and debt limit; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits or other effects.

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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 4

Condensed Financial Statements (First Quarter 2013)

Unaudited Condensed Consolidated Statements of Earnings

	Three Months Ended
($ in millions, except per share amounts)	March 31, 2013	April 1, 2012

Net sales	$1,991.0	$2,042.7

Costs and expenses

Cost of sales (excluding depreciation and amortization)	(1,643.5)	(1,687.7)
Depreciation and amortization	(72.5)	(69.0)
Selling, general and administrative	(109.3)	(99.6)
Business consolidation and other activities	(22.7)	(4.4)

	(1,848.0)	(1,860.7)

Earnings before interest and taxes	143.0	182.0

Interest expense	(44.8)	(45.3)
Debt refinancing costs	–	(15.1)
Total interest expense	(44.8)	(60.4)
Earnings before taxes	98.2	121.6
Tax provision	(18.1)	(28.0)
Equity in results of affiliates, net of tax	(0.8)	(0.2)

Net earnings from continuing operations	79.3	93.4

Discontinued operations, net of tax	0.1	(0.3)

Net earnings	79.4	93.1

Less net earnings attributable to noncontrolling interests	(7.4)	(4.8)

Net earnings attributable to Ball Corporation	$72.0	$88.3

Earnings per share:

Basic–continuing operations	$0.48	$0.56
Basic–discontinued operations	–	–
Total basic earnings per share	$0.48	$0.56

Diluted–continuing operations	$0.47	$0.55
Diluted–discontinued operations	–	–
Total diluted earnings per share	$0.47	$0.55

Weighted average shares outstanding (000s):
Basic	148,976	157,530
Diluted	152,316	160,945

Condensed Financial Statements (First Quarter 2013)

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
($ in millions)	March 31, 2013	April 1, 2012

Cash Flows from Operating Activities:

Net earnings	$79.4	$93.1
Discontinued operations, net of tax	(0.1)	0.3
Depreciation and amortization	72.5	69.0
Business consolidation and other activities	22.7	4.4
Deferred tax provision	9.6	9.1
Other, net	(56.4)	(66.4)
Changes in working capital	(450.3)	(327.3)

Cash provided by (used in) continuing operating activities	(322.6)	(217.8)
Cash provided by (used in) discontinued operating activities	(2.0)	(0.5)

Total cash provided by (used in) operating activities	(324.6)	(218.3)

Cash Flows from Investing Activities:

Capital expenditures	(88.7)	(76.0)
Business acquisitions, net of cash acquired	(12.6)	–
Other, net	(8.0)	(10.7)

Cash provided by (used in) investing activities	(109.3)	(86.7)

Cash Flows from Financing Activities:

Changes in borrowings, net	545.6	473.1
Purchases of common stock, net of issuances	(65.8)	(191.1)
Dividends	(19.3)	(15.6)
Other, net	8.5	(14.9)

Cash provided by (used in) financing activities	469.0	251.5

Effect of currency exchange rate changes on cash	(1.2)	(5.5)

Change in cash	33.9	(59.0)
Cash–beginning of period	174.1	165.8
Cash–end of period	$208.0	$106.8

Condensed Financial Statements (First Quarter 2013)

Unaudited Condensed Consolidated Balance Sheets

($ in millions)	March 31, 2013	April 1, 2012

Assets

Current assets

Cash and cash equivalents	$208.0	$106.8
Receivables, net	1,057.7	1,101.2
Inventories, net	1,143.6	1,124.5
Deferred taxes and other current assets	213.4	184.3
Total current assets	2,622.7	2,516.8

Property, plant and equipment, net	2,293.5	2,255.6

Goodwill	2,319.5	2,281.0

Other assets, net	540.3	506.0

Total assets	$7,776.0	$7,559.4

Liabilities and Shareholders’ Equity

Current liabilities

Short-term debt and current portion of long-term debt	$425.6	$498.4
Payables and other accrued liabilities	1,317.3	1,314.1
Total current liabilities	1,742.9	1,812.5

Long-term debt	3,405.3	3,130.5

Other long-term liabilities	1,370.3	1,267.7

Shareholders’ equity	1,257.5	1,348.7

Total liabilities and shareholders’ equity	$7,776.0	$7,559.4

Notes to the Condensed Financial Statements (First Quarter 2013)

1. Business Segment Information

On January 1, 2013, the company implemented changes to its management and internal reporting structure. As a result, the European extruded aluminum business is now included in the metal food and household products packaging segment. This business was previously included in the metal beverage packaging, Europe, segment. The segment results for the three months ended April 1, 2012, have been retrospectively adjusted to conform to the current year presentation.

	Three Months Ended
($ in millions)	March 31, 2013	April 1, 2012

Net sales–

Metal beverage packaging, Americas & Asia	$995.2	$1,049.7
Metal beverage packaging, Europe	402.9	414.5
Metal food & household products packaging	367.2	378.9
Aerospace & technologies	231.4	201.6
Corporate and intercompany eliminations	(5.7)	(2.0)
Net sales	$1,991.0	$2,042.7

Earnings before interest and taxes–

Metal beverage packaging, Americas & Asia	$104.0	$105.5
Business consolidation and other activities	(1.5)	(1.7)
Total metal beverage packaging, Americas & Asia	102.5	103.8

Metal beverage packaging, Europe	30.9	42.4
Business consolidation and other activities	(1.7)	(1.8)
Total metal beverage packaging, Europe	29.2	40.6

Metal food & household products packaging	34.7	39.3
Business consolidation and other activities	(18.8)	–
Total metal food & household products packaging	15.9	39.3

Aerospace & technologies	17.9	19.7

Segment earnings before interest and taxes	165.5	203.4

Undistributed and corporate expenses and intercompany eliminations, net	(21.8)	(20.5)
Business consolidation and other activities	(0.7)	(0.9)
Total undistributed and corporate expenses, net	(22.5)	(21.4)

Earnings before interest and taxes	$143.0	$182.0

Notes to the Condensed Financial Statements (First Quarter 2013)

2. Significant Business Consolidation Activities and Other Noncomparable Items

2013

In February 2013, Ball announced that it will close its Elgin, Illinois, food and household products packaging facility in December 2013. The first quarter included charges of $20.8 million ($12.6 million after tax) in connection with the closure, and additional charges of approximately $12 million (approximately $7 million after tax) are expected to be recorded during the remainder of 2013.

The first quarter also included charges of $1.1 million ($0.6 million after tax) related to the previously announced closures of Ball’s Columbus, Ohio, and Gainesville, Florida, facilities and voluntary separation programs. Additional charges of approximately $10 million (approximately $6 million after tax) are expected to be recorded during the remainder of 2013.

Other items in the quarter included charges of $2.1 million ($1.6 million after tax) for the third quarter 2012 relocation of the company’s European headquarters from Germany to Switzerland, as well as additional tax expense of $1.9 million related to this relocation. Additionally, the quarter included income of $2.0 million ($1.2 million after tax) related to the reimbursement of funds paid in 2012 for the settlement of certain Canadian defined benefit pension liabilities related to previously closed facilities.

2012

The first quarter of 2012 included charges of $1.7 million ($1.0 million after tax) for ongoing facility closure costs related to the company’s closure of its Torrance, California, beverage can manufacturing facility.

Also during the first quarter, the company recorded charges of $2.5 million ($1.9 million after tax) incurred in connection with the planned relocation of the company’s European headquarters from Germany to Switzerland.

A summary of the effects of the above transactions on after-tax earnings is as follows:

	Three Months Ended
($ in millions, except per share amounts)	March 31, 2013	April 1, 2012

Net earnings attributable to Ball Corporation, as reported	$72.0	$88.3
Discontinued operations, net of tax	(0.1)	0.3
Business consolidation and other activities, net of tax	16.0	3.0
Debt refinancing costs, net of tax	–	9.2

Net earnings attributable to Ball Corporation before above transactions (Comparable Net Earnings)	$87.9	$100.8
Per diluted share before above transactions	$0.58	$0.63

A summary of the effects of the above transactions on earnings before interest and taxes is as follows:

	Three Months Ended
($ in millions)	March 31, 2013	April 1, 2012

Earnings before interest and taxes, as reported	$143.0	$182.0
Business consolidation and other activities	22.7	4.4

EBIT before above transactions (Comparable EBIT)	$165.7	$186.4

Non-U.S. GAAP Measures–Non-U.S. GAAP measures should not be considered in isolation. They should not be considered superior to, or a substitute for, financial measures calculated in accordance with U.S. GAAP and may not be comparable to similarly titled measures of other companies. Presentations of earnings and cash flows presented in accordance with U.S. GAAP are available in this earnings release and quarterly and annual regulatory filings.